EXHIBIT 10.2

FIRST AMENDMENT TO
CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (“Amendment”) is made and entered into this 10th day of June 2011 and effective as of January 1, 2011 by and between Cleveland BioLabs, Inc., a Delaware corporation with its principal place of business at 73 High Street, Buffalo, NY 14203, U.S.A. (the “Company”) and Andrei Gudkov, Ph.D., D. Sci., an individual with an address at 1933 Sweet Road, East Aurora, NY 14052 (the “Consultant”).

WHEREAS, the Company and the Consultant entered into a Consulting Agreement dated January 1, 2010 (the “Consulting Agreement”); and

WHEREAS, the Board of Directors of the Company approved revised compensation for Consultant on January 10, 2011 and Company and Consultant both desire to amend the Consulting Agreement to reflect the new compensation terms.

NOW THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment of Compensation Section. Paragraph 3 of the Consulting Agreement is hereby deleted in its entirety and replaced with the following:

“3.                 Compensation.  The Consultant will be paid a rate of $11,352 per month effective January 2011 through December 2011 (the “Base Compensation”).  The Base Compensation may be increased from time to time as recommended by the Compensation Committee of the Company’s Board of Directors. The Consultant is recognized as an Executive Officer of the Company and therefore is eligible to participate in the Executive Compensation Plan to be determined by the Compensation Committee of the Company’s Board of Directors and shall be subject to the rules, policies and procedures to which the executive officers of the Company are subject.”

2.	Governing Law. This Amendment shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

3.	Miscellaneous.

a.	The captions of the sections of this Amendment are for reference only and in no way define, limit or affect the scope or substance of any section of this Amendment.

b.
In the event that any provision of this Amendment shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

c.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
d.	The parties hereby agree that the Consulting Agreement will continue to be in full force and effect as modified by the terms of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of June 10, 2011.

COMPANY

Cleveland BioLabs, Inc.

By:	/s/ Jack Marhofer

Name: Jack Marhofer

Title: CFO

CONSULTANT

By:	/s/ Andrei Gudkov

Andrei V. Gudkov, Ph.D., D. Sci., individually